ZALICUS

ZALICUS REPORTS RESULTS FROM PHASE 2 CLINICAL TRIALS OF Z160 IN CHRONIC NEUROPATHIC PAIN

-Company to Discontinue Z160 Clinical Development-

CAMBRIDGE, Mass. – November 11, 2013 – Zalicus Inc. (Nasdaq Capital Market: ZLCS), a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain, today announced top-line results from two Phase 2 clinical studies of Z160 in chronic pain indications. Z160 did not meet the primary endpoint in either of the Phase 2 clinical studies in patients with lumbosacral radiculopathy (LSR) and post-herpetic neuralgia (PHN). Z160 was shown to be generally safe and well-tolerated with no drug-related serious adverse events. Based on these results, Zalicus is discontinuing the Z160 program and plans to focus efforts on Z944, its novel oral T-type calcium channel modulator in development for the treatment of pain.

“Despite its promising preclinical profile, Z160 was unable to translate those results into clinical efficacy. A review of the data demonstrate that both studies were conducted in a rigorous fashion and resulted in adequate exposure of Z160, yet failed to demonstrate a difference in effect from placebo on any endpoint,” said Mark H.N. Corrigan, MD, President and CEO of Zalicus. “There is a significant unmet need for novel and effective non-opioid based pain therapies, and it was our sincere hope that Z160, with its novel mechanism of action, would offer the potential to provide relief to the millions of patients who suffer from chronic neuropathic pain.”

About Zalicus

Zalicus Inc. (Nasdaq Capital Market: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, its product candidates Z160 and Z944, the Zalicus selective Ion channel modulation technology and related preclinical product candidates and Zalicus’ other business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus and its product candidates may be identified by words like "believe," "expect," "may," "will," "should," "seek," “plan” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the development and regulatory approval of Zalicus’ product candidates, including risks relating to formulation and clinical development of Z944, the ability of Zalicus to initiate and successfully complete clinical trials of its product candidates, the unproven nature of the Zalicus drug discovery technologies, the Company's ability to obtain additional financing or funding for its research and development, and those other risks that can be found in the "Risk Factors" section of Zalicus' annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

ZALICUS

Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts: Justin Renz, CFO, Zalicus Inc. 617-301-7575 JRenz@zalicus.com Gina Nugent 617-460-3579 gnugent@zalicus.com (c) 2013 Zalicus Inc. All rights reserved.

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245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com